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                              GUARANTY AGREEMENT



                                       October 21, 1998



To: THE CIT GROUP/BUSINESS CREDIT, INC.

Address: 10 South LaSalle Street, 22nd Floor
         Chicago, Illinois 60603

     Re: SAMES ELECTROSTATIC, INC. (THE "COMPANY")

Ladies and Gentlemen:

     Reference is made to that certain Financing Agreement of even date herewith, as amended from time to time (herein the "Agreement"), between you and the Company. The undersigned ("Guarantor") hereby unconditionally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of all now existing and future indebtedness, obligations or liabilities of the Company to you, howsoever arising, whether direct or indirect, absolute or contingent, secured or unsecured, whether arising under the Agreement as now written or as amended or supplemented hereafter, or by operation of law or otherwise, including, without limitation, all Obligations (as that term is defined in the Agreement) owed by the Company to you. In addition, Guarantor agrees to pay to you on demand (a) the amount of all expenses (including reasonable attorney's fees) incurred by you in collecting or attempting to collect any of the Company's obligations to you, whether from the Company, or from any other obligor under the Agreement, or from Guarantor, or in realizing upon any collateral, and (b) interest at the highest lawful rate on all amounts payable to you thereunder, even if such amount cannot be collected from the Company. (All of the aforementioned obligations, liabilities, expenses and interest are hereinafter collectively called the "Obligations").

     To the extent you receive payment on account of Obligations, which payment is thereafter set aside or required to be repaid by you in whole or in part, then, to the extent of any sum not finally retained by you (regardless of whether such sum is recovered from you by the Company, its trustee, or any other party acting for, on behalf of or through the Company or its representative), Guarantor's obligation to you under this Guaranty, as amended, modified or supplemented, shall remain in full force and effect (or be reinstated) until Guarantor has made payment to you therefor, which payment shall be due upon demand.

     This Guaranty is executed as an inducement to you to make loans or advances to the Company or otherwise to extend credit or financial accommodations to the Company, or to enter into or continue a financing arrangement with the Company, and is executed in consideration of your doing or having done any of the foregoing. Guarantor agrees that any of the foregoing shall be done

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or extended by you in your sole discretion, and shall be deemed to have been done or extended by you in consideration of and in reliance upon the execution of this Guaranty, but that nothing herein shall obligate you to do any of the foregoing.

     Notice of acceptance of this Guaranty, the making of loans or advances, or the extension of credit under the Agreement, the amendment, execution or termination of the Agreement or any other agreements in connection therewith, and presentment, demand, protest, notice of protest, notice of non-payment and all other notices to which Guarantor may be entitled (whether under this Guaranty or the Agreement), and your reliance on this Guaranty are hereby waived. Guarantor also waives notice of changes in terms or extensions of the time of payment, the taking and releasing of collateral or guarantees (including the release of any of Guarantor) and the settlement, compromise or release of any Obligations, and agree that, as to Guarantor, the amount of the Obligations shall not be diminished by any of the foregoing. Guarantor also agrees that you need not attempt to collect any Obligations from any other guarantor of all or part of the Obligations, or any other obligor with respect thereto, or to realize upon any collateral securing the Obligations, but may require Guarantor to make immediate payment of Obligations to you when due or at any time thereafter. You shall not be liable for failure to collect Obligations or to realize upon any collateral or security therefor, or any part thereof, or for any delay in so doing, nor shall you be under any obligation to take any action whatsoever with regard thereto.

     This Guaranty is absolute, unconditional and continuing, regardless of the validity, regularity or enforceability of any of the Obligations or the fact that a security interest or lien in any collateral or security therefor may not be enforceable by you or may otherwise be subject to equities or defenses or prior claims in favor of others or may be invalid or defective in any way and for any reason, including any action, or failure to act, on your part. Payment by Guarantor shall be made to you at your office from time to time on demand as Obligations become due, and one or more successive or concurrent actions may be brought hereon against Guarantor either in the same action or in separate actions. In the event any claim or action, or action on any judgment, based on this Guaranty, is made or brought against Guarantor, Guarantor agrees not to assert against you any set-off or counterclaim which the Company may have, and, further, Guarantor agrees not to deduct, set-off, or seek to counterclaim for or recoup, any amounts which are or may be owed by you to Guarantor, or for any loss of contribution from any other guarantor. Furthermore, in any litigation based on this Guaranty in which you and Guarantor shall be adverse parties, Guarantor hereby waives the right to interpose any defense based upon any statute of limitations or any claim of laches, and waives the performance of each and every condition precedent to which Guarantor might otherwise be entitled by law. Guarantor hereby consents to the in personam jurisdiction of the courts of the State of Illinois. In the event that you bring any action or suit in any court of record in Illinois (whether State or Federal) to enforce any or all liabilities of Guarantor hereunder, service of process may be made on Guarantor by mailing a copy of the summons to Guarantor at the address set forth below.

     All sums at any time to the credit of Guarantor and any property of Guarantor on which you at any time have a lien or security interest, or of which you at any time have possession, shall secure payment and performance of all Obligations and any and all other obligations of Guarantor to you

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however arising. Guarantor shall have no right of subrogation, indemnification or recourse to any Obligations or collateral or guarantees therefor, or to any assets of the Company.

     Upon the occurrence of any of the following events:

     (a)  any Event of Default under, or the termination of, the Agreement;

     (b) the failure of Guarantor to observe or perform any agreements, warranties or covenants contained herein; or

     (c) the dissolution or cessation of Guarantor's business, or the calling of a meeting of the creditors of Guarantor for the purposes of compromising the debts of Guarantor, or the failure of Guarantor to meet its debts as they mature, or the commencement by or against Guarantor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeds under any foreign, federal or state law;

then, the liabilities of Guarantor for the entire Obligations shall immediately mature and be due and payable.

     This Guaranty may be terminated only as of any Anniversary Date (as defined in the Agreement) and then only upon actual receipt by one of your officers of at least ten (10) Business Days prior written notice of termination sent by registered or certified mail; provided however, that Guarantor shall remain bound hereunder, and this Guaranty shall continue in full force and effect, with respect to any and all Obligations created or arising prior to the effective date of such termination and with respect to any and all extensions, renewals or modifications of said pre-existing Obligations. Termination of this Guaranty by Guarantor shall not relieve Guarantor from liability for any post-termination collection expenses or interest. This is a continuing agreement and written notice as above provided shall be the only means of termination, notwithstanding the fact that for certain periods of time there may be no Obligations owing to you by the Company.

     Your books and records showing the account between you and the Company shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth. Your monthly statements, if any, rendered to the Company shall be binding upon Guarantor (whether or not Guarantor received copies thereof) and shall constitute an account stated between you and the Company unless you shall have received a written statement of the Company's exceptions within thirty (30) days after the statement was mailed to the Company.

     Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against the Company or any other person directly or contingently liable for the Obligations guaranteed hereunder, or against or with respect to the Company's property (including, without limitation, property collateralizing its Obligations to you) arising from the existence or performance of this Guaranty.

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     This Guaranty embodies the whole agreement of the parties and may not be modified except in writing, and no course of dealing between you and Guarantor shall be effective to change or modify this Guaranty. Your failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative. No knowledge by you of any breach or other nonobservance by Guarantor of the terms and provisions of this Guaranty shall constitute a waiver thereof, nor a waiver of any obligations to be performed by Guarantor hereunder.

     This Guaranty may be assigned by you and shall be for your benefit and for the benefit of any of your assignees or transferees, and shall cover any Obligations owed to you at the time of assignment or transfer as well as any and all future Obligations, loans, advances or extensions of credit made to the Company by, or otherwise owed by the Company to, such assignee or transferee.

     This instrument is executed and given in addition to, and not in substitution, reduction, replacement, or satisfaction of, any other endorsements or guarantees of the Obligations, now existing or hereafter executed by Guarantor or others in your favor.

     When used in this agreement, all pronouns shall, wherever applicable, be deemed to include the singular and plural as well as the masculine, feminine, and neuter genders. This agreement shall inure to the benefit of you, your successors and assigns and any parent, subsidiary or affiliate of yours; shall be binding upon Guarantor and upon the successors and assigns of Guarantor; and shall pertain to the Obligations owed by the Company and its successors and assigns.

     This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed an original and such counterparts shall together constitute but one and the same document.

     This Guaranty shall be governed by and construed in accordance with the laws of the State of Illinois.

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     GUARANTOR AND YOU EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY
ACTION OR PROCEEDING ARISING OUT OF THIS GUARANTY.

     IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty effective as of the date above set forth.


                                               BINKS SAMES CORPORATION


Adress: 9201 Belmont Avenue              By: /s/ Jeffrey W. Lemajeur
        Franklin Park, Illinois 60131       --------------------------------
                                            Title: V.P. and
                                                   Chief Financial Officer

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STATE OF ILLINOIS   )
                    )
COUNTY OF COOK      )



     The undersigned, a Notary Public in and for the above State and County, does hereby certify that on October 16, 1998, before me personally appeared Jeffrey W. Lemajeur, known to me to be the V.P. and Chief Financial Officer of the corporation which executed the foregoing instrument of Guaranty, and who being by me duly sworn, did depose and say that the foregoing instrument of Guaranty was signed and delivered by said officer on authority of the board of directors of said corporation, as the free and voluntary act and deed of said corporation , for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand.


                                       /s/ Lillian Socki
                                       ---------------------------------
                                       Notary Public
                                       Commission Expires: 3/25/02